UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2015

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On March 10, 2015, Independence Holding Company issued a news release announcing its 2014 Fourth-Quarter and Annual results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated March 10, 2015: Independence Holding Company Announces 2014 Fourth-Quarter and Annual Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	March 11, 2015

INDEPENDENCE HOLDING COMPANY	CONTACT: LOAN NISSER
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2014 FOURTH-QUARTER AND ANNUAL RESULTS

Stamford, Connecticut, March 10, 2015. Independence Holding Company (NYSE: IHC) today reported 2014 fourth-quarter and annual results.

Financial Results

Net income attributable to IHC increased to $.23 per share, diluted, or $4,034,000, for the three months ended December 31, 2014 compared to $.10 per share, diluted, or $1,748,000, for the three months ended December 31, 2013. Net income attributable to IHC increased to $.92 per share, diluted, or $16,293,000, for the year ended December 31, 2014 compared to $.77 per share, diluted, or $13,779,000, for the year ended December 31, 2013.

Revenues decreased to $127,090,000 for the three months ended December 31, 2014 as compared to revenues for the three months ended December 31, 2013 of $143,618,000; and revenues decreased to $533,933,000 for the year ended December 31, 2014 compared to revenues for the year ended December 31, 2013 of $575,044,000. The decrease in revenues for both the fourth quarter and the year ended December 31, 2014 is primarily due to the runoff of major medical business from lines that we exited largely as a result of the requirements of the Affordable Care Act (“ACA”), offset in part by an increase in medical stop-loss and specialty health premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We are pleased with the 19% increase in our earnings in 2014 to $.92 per share from $.77 per share in 2013.  We achieved this increase despite recording significant underwriting losses on major medical in 2014 as a result of ACA, which will not reoccur in 2015, and significant amortization of deferred loss, which will be substantially less in 2015.

Our positive earnings development in the current year was largely driven by continued growth in earned premium and significantly increased earnings from our direct medical stop-loss, by far our largest line of business.  We expect continued growth in this line of business, as evidenced by the 38% increase in our direct business written in the twelve months ended January 31, 2015, while maintaining consistent profit margins on a growing premium base. Our earnings were also positively impacted by our specialty health business, which grew by 34% and produced very positive profit margins in 2014. We are also pleased with our group life, disability and DBL line of business, which continued to perform well.

Our fully insured segment has been adversely affected the last two years by the ACA, including the runoff of major-medical business and the health insurance tax, causing the 2014 fourth quarter income before income taxes to be impacted by approximately $4.2 million and the full year 2014 by approximately $7.1 million.  As a result of exiting major medical health plans for individuals and families, the Company will not have any earned premiums or administrative fee income from this line in 2015.    Therefore, we expect to see significantly better underwriting results for the fully insured segment as we continue to ramp up the specialty line of business and largely eliminate the underwriting losses from major medical that has negatively impacted our last two years.

In addition, in the three-month and twelve-month periods, the Company recorded $0.6 million and $3.5 million, respectively, in amortization of deferred loss in connection with the assumption of certain ceded annuity policies from the prior year’s coinsurance agreement.  This amortization will be substantially less in 2015 as the majority of policies were assumed in 2014. Offsetting these charges, IHC’s 2014 results (Q4 and year-end) were positively affected by an increase of $2,250,000, net of minority interest, for an increase in the deferred tax asset related to AMIC’s federal net operating loss carryforward (NOL); there was not a corresponding positive effect during 2013.

Our overall investment portfolio continues to be very highly rated (on average, AA) and has a duration of approximately six years. Our book value was $16.76 per share at December 31, 2014, an increase of 10% over the book value per share at December 31, 2013, and our total stockholders’ equity is $291 million at December 31, 2014 compared to $269 million at December 31, 2013. Through December 31, 2014, we have repurchased 296,775 shares of IHC stock for $4.0 million at an average price of $13.38 per share.

Although 2015 will be impacted by the decrease in administrative fee income due to the exit from major medical (which we are seeking to replace by administering major medical for other carriers and by continuing to ramp up our specialty benefits sales) and by reduced investment income resulting from the continued low interest rate environment, we are optimistic that we will achieve a meaningful improvement in operating results in 2015, largely as a result of the accelerating growth in premiums and income from our direct medical stop-loss and specialty health insurance lines of business and the continued profitability of the group life and disability business.”

About Independence Holding Company

Independence Holding Company is a holding company principally engaged in the life and health insurance business, and the acquisition of blocks of policies, through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its marketing and administrative affiliates.  Standard Security Life furnishes medical stop-loss, group major and limited medical, short-term medical, group long-term and short-term disability and life, group and individual dental, vision and various supplemental products. Madison National Life sells group life and disability, group major and limited medical, group and individual dental, individual life insurance and various supplemental products. Independence American offers pet insurance, non-subscriber occupational accident, short-term medical, medical stop-loss, group and individual dental and various supplemental products. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Independence Holding Company (IHC) operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

FOURTH QUARTER REPORT

December 31, 2014

(In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

REVENUES:
Premiums earned	$116,938	$127,984	$479,048	$495,991
Net investment income	5,018	5,627	21,692	27,471
Fee income	2,633	8,083	20,646	26,954
Other income	1,727	945	4,859	4,878
Net realized investment gains	774	979	7,688	19,750
Net impairment losses recognized in earnings	-	-	-	-

	127,090	143,618	533,933	575,044

EXPENSES:
Insurance benefits, claims and reserves	82,547	91,877	326,035	354,790
Selling, general and administrative expenses	39,850	46,214	177,848	179,553
Amortization of deferred acquisitions costs	1,054	1,340	4,941	15,132
Interest expense on debt	440	468	1,797	1,915

	123,891	139,899	510,621	551,390

Income before income taxes	3,199	3,719	23,312	23,654
Income taxes	(1,013)	1,577	6,391	8,398

Net income	4,212	2,142	16,921	15,256
Less: income from noncontrolling interests
in subsidiaries	(178)	(394)	(628)	(1,477)

NET INCOME ATTRIBUTABLE TO IHC	$4,034	$1,748	$16,293	$13,779

Basic income per common share	$.23	$.10	$.93	$.78

WEIGHTED AVERAGE SHARES OUTSTANDING	17,371	17,682	17,471	17,758

Diluted income per common share	$.23	$.10	$.92	$.77

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	17,549	17,815	17,635	17,781

As of March 6, 2015, there were 17,352,918 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	December 31,	December 31,
	2014	2013

ASSETS:
Investments:
Short-term investments	$50	$50
Securities purchased under agreements to resell	16,790	22,594
Trading securities	11,095	7,125
Fixed maturities, available-for-sale	583,880	542,287
Equity securities, available-for-sale	13,895	11,803
Other investments	25,251	25,123
Total investments	650,961	608,982

Cash and cash equivalents	25,083	24,229
Deferred acquisition costs	30,806	29,777
Due and unpaid premiums	62,628	59,435
Due from reinsurers	278,242	380,229
Premium and claim funds	32,553	37,353
Goodwill	50,318	50,318
Other assets	57,126	78,712

TOTAL ASSETS	$1,187,717	$1,269,035

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$236,803	$237,754
Future policy benefits	277,041	287,449
Funds on deposit	186,782	274,826
Unearned premiums	9,455	12,423
Other policyholders' funds	18,802	25,129
Due to reinsurers	47,945	37,113
Accounts payable, accruals and other liabilities	67,641	71,889
Debt	4,000	6,000
Junior subordinated debt securities	38,146	38,146

TOTAL LIABILITIES	886,615	990,729

STOCKHOLDERS’ EQUITY:
IHC STOCKHOLDERS' EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,531	18,524
Paid-in capital	127,098	126,239
Accumulated other comprehensive income (loss)	22	(10,472)
Treasury stock, at cost	(12,141)	(8,169)
Retained earnings	157,667	142,669

TOTAL IHC STOCKHOLDERS’ EQUITY	291,177	268,791
NONCONTROLLING INTERESTS IN SUBSIDIARIES	9,925	9,515

TOTAL EQUITY	301,102	278,306

TOTAL LIABILITIES AND EQUITY	$1,187,717	$1,269,035